UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 19, 2011
MEDICAL PROPERTIES TRUST, INC.
(Exact Name of Registrant as Specified in Charter)
Commission File Number 001-32559

Maryland (State or other jurisdiction of incorporation or organization )	20-0191742 (I. R. S. Employer Identification No.)

1000 Urban Center Drive, Suite 501
Birmingham, AL (Address of principal executive offices)	35242 (Zip Code)
Registrant’s telephone number, including area code
(205) 969-3755
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5. Corporate Governance and Management.

Item 5.07.	Submission of Matters to a Vote of Security Holders
Our annual meeting of stockholders was held on May 19, 2011. The four proposals considered at the annual meeting were voted on as follows:
Proposal 1: The election of seven directors for the ensuing year. The number of votes cast for and withheld for each nominee for director along with the number of broker non-votes is set forth below:

			Broker
Nominee:	For:	Withheld:	Non-Votes:
Edward K. Aldag, Jr.	69,914,119	9,135,684	23,131,184
G. Steven Dawson	74,585,487	4,464,316	23,131,184
R. Steven Hamner	67,834,489	11,215,314	23,131,184
Robert E. Holmes, Ph.D.	73,345,034	5,704,769	23,131,184
Sherry A. Kellett	74,560,534	4,489,269	23,131,184
William G. McKenzie	70,003,969	9,045,834	23,131,184
L. Glenn Orr, Jr.	73,342,332	5,707,471	23,131,184
Proposal 2: A proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the fiscal year ending December 31, 2011. The number of votes that were cast for and against this proposal and the number of abstentions are set forth below:

For:	Against:	Abstentions:
98,024,179	322,727	3,834,081
Proposal 3: A proposal for an advisory resolution regarding executive compensation. The number of votes that were cast for and against this proposal and the number of abstentions and broker non-votes are set forth below:

		Abstentions and
For:	Against:	Broker Non-Votes:
65,217,667	13,384,062	23,579,258
Proposal 4: A proposal for an advisory resolution regarding whether an advisory vote on executive compensation should be held every one, two, or three years. The number of votes that were cast for one, two, or three years and the number of abstentions and broker non-votes are set forth below:

			Abstentions and
Every three years:	Every two years:	Every one year:	Broker Non-Votes:
30,079,970	512,620	48,237,274	23,351,123

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICAL PROPERTIES TRUST, INC. (Registrant)
By:	/s/ R. Steven Hamner
R. Steven Hamner
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Date: May 24, 2011

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